Exhibit 99.1

PRESS RELEASE

Contact:

Derek Cole

Vice President, Investor Relations

720.540.5367

dcole@allos.com

Allos Therapeutics Announces Pricing of Public Offering

of 10,800,000 Shares of Common Stock

Westminster, Colorado, May 23, 2008 — Allos Therapeutics, Inc. (Nasdaq: ALTH) announced the pricing of an underwritten public offering of 10,800,000 shares of newly issued common stock at a public offering price of $5.64 per share.  The closing of the offering is expected to take place on May 29, 2008, subject to the satisfaction of customary closing conditions.  The Company has granted the underwriters a 30-day option to purchase an additional 1,620,000 shares of common stock from the Company to cover overallotments, if any.

The Company expects to receive net proceeds from the offering of approximately $56.6 million, after deducting underwriting commissions and estimated offering expenses.  The Company plans to use the net proceeds from the financing primarily for clinical and preclinical research and development of its product candidates, manufacture of clinical trial material and pre-commercial scale-up activities for PDX, working capital and general corporate purposes.

Merrill Lynch & Co. is acting as sole bookrunner for this offering.  Banc of America Securities LLC and Citigroup Global Markets Inc. are acting as co-lead managers. Information about the offering is available in the prospectus supplement filed with the Securities and Exchange Commission.  Copies of the prospectus supplement may be obtained from Merrill Lynch & Co., by mail at Merrill Lynch’s prospectus department at 4 World Financial Center, New York, NY 10080.

A registration statement relating to these shares was declared effective by the Securities and Exchange Commission on June 5, 2007.  Any offer or sale will be made only by means of a written prospectus supplement forming part of the effective registration statement.  This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s common stock, nor shall there be any sale of the common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About Allos Therapeutics, Inc.

Allos Therapeutics is a biopharmaceutical company focused on developing and commercializing small molecule therapeutics for the treatment of cancer. The Company’s lead product candidate, PDX (pralatrexate), is a novel antifolate currently under evaluation in a pivotal Phase 2 (PROPEL) trial in patients with relapsed or refractory peripheral T-cell lymphoma. The PROPEL trial is being conducted under an agreement reached with the U.S. Food and Drug Administration under its special protocol assessment, or SPA, process. The Company is also investigating PDX in patients with non-small cell lung cancer and a range of lymphoma sub-types.  The Company’s other product candidate is RH1, a targeted chemotherapeutic agent currently being evaluated in a Phase 1 trial in patients with advanced solid tumors or non-Hodgkin’s lymphoma (NHL). For additional information, please visit the Company’s website at www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the completion of the proposed financing, the potential to complete our ongoing development programs with the proceeds of the financing, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others: the risk that the financing may be delayed or may not occur due to market or other conditions and the risk that additional capital may be required in the future to complete on-going trials. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, the Company’s other periodic reports and filings with the SEC and the prospectus supplement related to the proposed offering. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

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